Exhibit 8.2

Citigroup Center 153 East 53rd Street New York, New York 10022-4611

To Call Writer Directly: 212-446-4800	212 446-4800 www.kirkland.com	Facsimile: 212 446-4900 Dir. Fax: 212 446-4900

August 10, 2005

Integrated Circuit Systems, Inc.

2435 Boulevard of the Generals

Norristown, Pennsylvania 19043

Ladies and Gentlemen:

We are acting as counsel to Integrated Circuit Systems. Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation of the joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Registration Statement on Form S-4, File No. 333-126831, filed by Integrated Device Technology, Inc., a Delaware corporation (“IDT”), with the Securities and Exchange Commission (the “Commission”) on July 22, 2005, as amended (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) up to 91,277,858 shares of common stock of IDT, par value $.001 per share (the “Shares”). The Shares are issuable upon consummation of the merger (the “Merger”) of the Company with and into Colonial Merger Sub I, Inc., a Pennsylvania corporation and a direct wholly-owned subsidiary of IDT (“Merger Sub”), pursuant to an Agreement and Plan of Merger, dated as of June 15, 2005, among IDT, Merger Sub and the Company (the “Agreement”). Any defined term used and not defined herein has the meaning given to it in the Proxy Statement/Prospectus.

For purposes of the opinion set forth below, we have, solely as to factual matters and with the consent of IDT and the Company, relied upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained in the Agreement and the covenants contained in Section 5.3 of the Agreement.

For purposes of the opinion set forth below, we also have relied, solely as to factual matters, upon a certificate of officers of IDT and Merger Sub and a certificate of an officer of the Company, each of which will be delivered to us at the time of the Closing (as defined in the Agreement) substantially in the form attached to the Agreement as exhibits (together, the “Officer’s Certificates”), which also will be used to support the delivery of our opinion with respect to the treatment of the Merger as a reorganization for purposes of section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (such opinion to be substantially in the form of the opinion attached as Exhibit A hereto). We have assumed that the Officer’s Certificates are true and correct and will continue to be true and correct hereafter and that the Merger will be consummated in accordance with the terms of the Agreement.

Chicago	London	Los Angeles	Munich	San Francisco	Washington, D.C.

August 10, 2005

We have assumed with your consent that (i) the Agreement is a valid and binding obligation of the respective parties thereto, is enforceable in accordance with its terms and is the entire agreement among the parties with respect to the subject matter thereof; (ii) the Merger will be consummated in accordance with the provisions of the Agreement and the Registration Statement; (iii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time (as defined in the Agreement); (iv) the representations made by the Company, Parent and Merger Sub in the Officer’s Certificates are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time; and (v) any representations made in the Officer’s Certificates “to the knowledge of” the representing party or similarly qualified are correct without such qualification. We have also assumed that the parties have complied with, and, if applicable, will continue to comply with the covenants, agreements and undertakings contained in the Agreement and the representations contained in the Officer’s Certificates. If any of these assumptions is untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Agreement or the Registration Statement, then the opinion expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing, and based upon the Code, the Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service and other administrative pronouncements, all as in effect on the date hereof, and subject to the qualifications and limitations stated in the Proxy Statement/Prospectus, it is our opinion that the statements set forth in the Proxy Statement/Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” to the extent they constitute matters of United States federal income tax law or legal conclusions with respect thereto, are accurate summaries in all material respects.

Our opinion is based on current U.S. federal income tax law and administrative practice, and we do not undertake to advise you as to any future changes in U.S. federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, legal opinions are not binding upon the Internal Revenue Service and there can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

We express an opinion herein only as to those matters specifically set forth above, and no opinion should be inferred as to the tax consequences of the Merger under any state, local or non-United States law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

August 10, 2005

We are furnishing this letter in our capacity as counsel to the Company, and this letter is solely for the benefit of the Company. This letter is not to be used, circulated, quoted in whole or in part or referred to or otherwise relied upon, nor is it to be filed with any governmental agency or given to any other person, without out prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “THE MERGER AGREEMENT – Conditions to the Merger”, “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” and “LEGAL MATTERS” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Sincerely,

/s/    Kirkland & Ellis LLP

EXHIBIT A to Letter from

Kirkland & Ellis LLP, dated August 10, 2005

Citigroup Center 153 East 53rd Street New York, New York 10022-4611

To Call Writer Directly: 212-446-4800	212 446-4800 www.kirkland.com	Facsimile: 212 446-4900 Dir. Fax: 212 446-4900

[Closing Date]

Integrated Circuit Systems, Inc.

2435 Boulevard of the Generals

Norristown, Pennsylvania 19043

Ladies and Gentlemen:

We are acting as counsel to Integrated Circuit Systems. Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation of the joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the Registration Statement on Form S-4, File No. 333-126831, filed by Integrated Device Technology, Inc., a Delaware corporation (“IDT”), with the Securities and Exchange Commission (the “Commission”) on July 22, 2005, as amended (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) up to 91,277,858 shares of common stock of IDT, par value $.001 per share (the “Shares”). The Shares are issuable upon consummation of the merger (the “Merger”) of the Company with and into Colonial Merger Sub I, Inc., a Pennsylvania corporation and a direct wholly-owned subsidiary of IDT (“Merger Sub”), pursuant to an Agreement and Plan of Merger, dated as of June 15, 2005, among IDT, Merger Sub and the Company (the “Agreement”). Any defined term used and not defined herein has the meaning given to it in the Proxy Statement/Prospectus.

For purposes of the opinion set forth below, we have, solely as to factual matters and with the consent of IDT and the Company, relied upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained in the Agreement and the covenants contained in Section 5.3 of the Agreement.

For purposes of the opinion set forth below, we also have relied, solely as to factual matters, upon a certificate of officers of IDT and Merger Sub and a certificate of an officer of the Company, each dated as of the date hereof (together, the “Officer’s Certificates”). We have assumed that the Officer’s Certificates are true and correct and will continue to be true and correct hereafter and that the Merger will be consummated in accordance with the terms of the Agreement.

Chicago	London	Los Angeles	Munich	San Francisco	Washington, D.C.

[Closing Date]

We have assumed with your consent that (i) the Agreement is a valid and binding obligation of the respective parties thereto, is enforceable in accordance with its terms and is the entire agreement among the parties with respect to the subject matter thereof; (ii) the Merger will be consummated in accordance with the provisions of the Agreement and the Registration Statement; (iii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time (as defined in the Agreement); (iv) the representations made by the Company, Parent and Merger Sub in the Officer’s Certificates are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time; and (v) any representations made in the Officer’s Certificates provided to us by each of the Company, Parent and Merger Sub “to the knowledge of” the representing party or similarly qualified are correct without such qualification. We have also assumed that the parties have complied with, and, if applicable, will continue to comply with the covenants, agreements and undertakings contained in the Agreement and the representations contained in the Officer’s Certificate provided to us by each of them. If any of these assumptions is untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Agreement or the Registration Statement, then the opinion expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing, and based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service and other administrative pronouncements, all as in effect on the date hereof, it is our opinion that for U.S. federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and each of IDT, the Company, and Merger Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code.

Our opinion is based on current U.S. federal income tax law and administrative practice, and we do not undertake to advise you as to any future changes in U.S. federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, legal opinions are not binding upon the Internal Revenue Service and there can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

We express an opinion herein only as to those matters specifically set forth above, and no opinion should be inferred as to the tax consequences of the Merger under any state, local or non-United States law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

[Closing Date]

We are furnishing this letter in our capacity as counsel to the Company, and this letter is solely for the benefit of the Company. This letter is not to be used, circulated, quoted in whole or in part or referred to or otherwise relied upon, nor is it to be filed with any governmental agency or given to any other person, without out prior written consent.

Sincerely,